Exhibit 99.1

Contact	Evan Goad
TransUnion
E-mail	investor.relations@transunion.com
Telephone	312 985 2860

TransUnion Reports Fourth Quarter & Full Year 2012 Results

CHICAGO, Feb. 25, 2013 – TransUnion today announced results for the fourth quarter and fiscal year ended December 31, 2012. This is a combined announcement that includes consolidated financial statements for TransUnion Holding Company, Inc. (“TransUnion Holding,” and together with its consolidated subsidiaries, the “Company”) and TransUnion Corp., a direct 100% owned subsidiary of TransUnion Holding(1).

Fourth Quarter 2012 Highlights

•	Total revenue for the fourth quarter increased 12.4%. Weakening foreign currencies accounted for a reduction in revenue of 0.4% and acquisitions accounted for an increase in revenue of 3.0%.

•	Revenue in USIS Online Data Services increased 9.4%, driven by an increase in online credit report volumes in the financial services and reseller markets.

•	Revenue in USIS Decision Services increased 15.1%, driven by strong performance in Financial Services and Healthcare insurance eligibility and patient payment estimation.

•

Revenue in International emerging markets increased 22.6%, driven by increased volumes in all regions and the acquisitions of Crivo Sistemas em Informatica S.A. (“Crivo”) in Brazil and Credit Reference Bureau (Holdings) Limited (“CRB”) in Africa.

•	Weakening foreign currencies accounted for a reduction in emerging markets revenue of 4.9%.

•	Acquisitions accounted for an increase in emerging markets revenue of 23.4%.

•

Revenue in the Interactive segment increased 23.1%, driven by an increase in the average number of subscribers in the indirect channel and an increase in the average revenue per subscriber in the direct channel.

•	Adjusted EBITDA(2) was $89.1 million, an increase of 2.9% compared to the prior year, while the Company continued to invest in new initiatives to drive long-term growth.

“Our positive momentum continued in the fourth quarter as we closed out a strong fiscal 2012, highlighted by double-digit organic constant currency revenue growth and high single-digit EBITDA growth. This performance was driven by strong core business results, investments in high growth verticals and markets, and positive macroeconomic trends,” said Bobby Mehta, the Company’s former president and chief executive officer. “As I transition into my new role of Board member, strategic advisor and investor, my conviction regarding the future prospects for TransUnion remains stronger than ever.”

The Company’s new president and chief executive officer, Jim Peck added, “The positive momentum we established in 2012 positions us for continued success in 2013 and beyond. I am excited to lead TransUnion through this next phase of growth and achievement.”

[1]

Due to the acquisition of TransUnion Corp. by TransUnion Holding, TransUnion Corp.’s financial statements are prepared on a Predecessor and Successor basis. In this earnings release, we combine the Predecessor and Successor results and compare the combined TransUnion Holding and TransUnion Corp. results in 2012 with the TransUnion Corp. results in 2011. TransUnion Holding and TransUnion Corp. operate as one business, with one management team. Management believes combining the earnings release of TransUnion Holding and TransUnion Corp. provides the following benefits: enhances investors’ understanding of TransUnion Holding and TransUnion Corp. by enabling investors to view the business as a whole, the same manner as management views and operates the business; provides a more readable presentation of required disclosures with less duplication, since a substantial portion of the Company’s disclosures apply to both TransUnion Holding and TransUnion Corp; and creates time and cost efficiencies through the preparation of one combined report instead of two separate reports.

[2]

See page 18 for a reconciliation of Adjusted Operating Income & Adjusted EBITDA to their most directly comparable GAAP measures, operating income and net income attributable to the Company, respectively.

Fourth Quarter 2012 Results

The Company reported revenue of $284.4 million, an increase of 12.4% compared to the fourth quarter of 2011. Weakening foreign currencies accounted for a reduction in revenue of 0.4%. Acquisitions accounted for an increase in revenue of 3.0%.

Operating income of $43.4 million in the fourth quarter, compared to $64.3 million in the prior year, was negatively impacted by a $22.2 million increase in depreciation and amortization, primarily resulting from purchase accounting adjustments to record tangible and intangibles assets at fair value due to the acquisition of TransUnion Corp. by TransUnion Holding on April 30, 2012 (the acquisition and related transactions being referred to herein as the “2012 Change in Control Transaction”). Excluding depreciation and amortization, operating income increased 1.5% compared to the fourth quarter of 2011, while the Company continued to invest in new initiatives to drive long-term growth.

Non-operating expense was $46.5 million in the fourth quarter of 2012 compared to $33.5 million in the prior year due to an increase in interest expense primarily related to the issuance of $600 million and $400 million principal amount of senior unsecured PIK toggle notes in the second quarter of 2012 and the fourth quarter of 2012, respectively. Higher interest expense and the purchase accounting depreciation and amortization resulted in a net loss attributable to the Company of $8.2 million compared to net income of $16.3 million in the fourth quarter of 2011.

Segment Highlights

U.S. Information Services (USIS)

USIS revenue was $178.2 million, an increase of 9.0% percent compared to the fourth quarter of 2011, with increases in all platforms due to improved market conditions and strong performance in Financial Services and Healthcare.

•	Online Data Services revenue was $120.3 million, an increase of 9.4%, driven by an increase in core credit report volumes.

•	Credit Marketing Services revenue was $32.8 million, an increase of 3.5%, due to greater demand for custom data sets and archive information, as customers increased their credit marketing programs.

•	Decision Services revenue was $25.1 million, an increase of 15.1%, driven by strong performance in Financial Services and Healthcare insurance eligibility and patient payment estimation.

Operating income of $41.2 million, compared to $47.0 million in the prior year, was negatively impacted by $12.8 million of additional depreciation and amortization, primarily resulting from purchase accounting adjustments related to the 2012 Change of Control Transaction. Excluding depreciation and amortization, USIS operating income increased 11.2% compared to the fourth quarter of 2011.

International

International revenue was $60.4 million, an increase of 15.5% compared to the fourth quarter of 2011. Weakening foreign currencies accounted for a reduction in revenue of 1.9%. Acquisitions accounted for an increase in revenue of 13.6%.

•	Developed markets revenue was $23.0 million, an increase of 5.5%, due to higher volumes in Canada and Hong Kong, and an increase of 2.3% due to the impact of strengthening foreign currencies.

•

Emerging markets revenue was $37.4 million, an increase of 22.6%, driven by increased volumes in all regions and the acquisition of Crivo and CRB. Weakening foreign currencies accounted for a reduction in revenue of 4.9%. Acquisitions accounted for an increase in revenue of 23.4%.

Operating income of $5.9 million, compared to $16.6 million in the prior year, was negatively impacted by $7.8 million of additional depreciation and amortization, primarily resulting from purchase accounting adjustments related to the 2012 Change of Control Transaction. Excluding depreciation and amortization, International operating income declined 15.6% compared to the fourth quarter of 2011. The remaining decline is attributed to planned integration costs, continued investment in growth and the negative impact of foreign currency.

Interactive

Interactive revenue was $45.8 million, an increase of 23.1% compared to the fourth quarter of 2011, driven by an increase in the average number of subscribers in the indirect channel and an increase in the average revenue per subscriber in the direct channel.

Operating income of $17.2 million increased 2.4% compared the prior year due to the increase in revenue and despite the negative impact of $1.0 million from additional depreciation and amortization, primarily resulting from purchase accounting adjustments related to the 2012 Change of Control Transaction. Excluding depreciation and amortization, Interactive operating income increased 7.9% compared to the fourth quarter of 2011.

Year-to-Date 2012 Results

The Company reported revenue of $1,140.0 million for the full year of 2012, an increase of 11.3% compared to 2011. Weakening foreign currencies accounted for a reduction in revenue of 1.3%. Acquisitions accounted for an increase in revenue of 2.7%.

•	Revenue for U.S. Information Services was $725.5 million, an increase of 9.9% compared to the full year of 2011.

•

Revenue for International was $234.4 million, an increase of 8.5% compared to the full year of 2011. Weakening foreign currencies accounted for a reduction in revenue of 6.2%. Acquisitions accounted for an increase in revenue of 10.5%.

•	Revenue for Interactive was $180.1 million, an increase of 21.9% compared to the full year of 2011.

Operating income of $141.0 million, compared to $252.7 million in the full year of 2011, was impacted by $90.7 million of accelerated stock-based compensation and related expenses resulting from the 2012 Change in Control Transaction. Adjusted Operating Income of $231.7 million, compared to $259.0 million in the prior year, was negatively impacted by $58.9 million of additional depreciation and amortization, primarily resulting from purchase accounting adjustments related to the 2012 Change of Control Transaction. Excluding depreciation and amortization, operating income decreased 15.6% and Adjusted Operating Income increased 9.2% compared to the prior year.

Non-operating expense was $202.2 million in 2012 compared to $185.6 million in the prior year. The full year of 2012 included $42.2 million of acquisition expenses primarily related to the 2012 Change in Control Transaction and the abandoned initial public offering process. The full year of 2011 included a $59.3 million loss on the early extinguishment of debt. The expenses related to the 2012 Change in Control Transaction included in operating and non-operating income and the purchase accounting depreciation and amortization resulted in a net loss attributable to TransUnion of $63.7 million compared to net income of $40.8 million in the full year of 2011.

Adjusted EBITDA was $385.5 million, an increase of 9.3% compared to the full year of 2011, with a corresponding margin of 33.8% compared to 34.5% in the prior year.

Selected Liquidity Data

Cash and cash equivalents was $154.3 million at December 31, 2012 and $107.8 million at December 31, 2011. Cash provided by operating activities of TransUnion Corp. in 2012 was $144.1 million. Other 2012 cash activity of TransUnion Corp. included: $69.2 million used for cash capital expenditures; $11.6 million used for other investing activities; $16.9 million used for financing activities; and $0.1 million provided from the effect of exchange rate changes on cash.

Recent Developments

Issuance of $400 Million 8.125%/8.875% Senior PIK Toggle Notes Due 2018

On November 1, 2012, TransUnion Holding issued $400.0 million principal amount of 8.125%/8.875% senior unsecured PIK toggle notes due June 15, 2018, at an offering price of 99.5% in a private placement to certain investors. The notes contain a registration rights agreement that will require the Company to exchange the notes for an equal amount of notes registered with the SEC. The indenture governing these notes and the nonfinancial covenants are substantially similar to the outstanding senior unsecured PIK toggle notes. The proceeds were used to pay a $373.8 million dividend to shareholders and to pay various costs associated with issuing the new debt and obtaining consents from existing debt holders. In addition, TransUnion LLC prepaid $10.0 million of the senior secured term loan with cash on hand.

Appointment of Chief Executive Officer

On December 11, 2012 TransUnion announced that Jim Peck had been named the chief executive officer (CEO) and president of the company, effective December 31, 2012. Peck succeeds Bobby Mehta who, as previously announced, will continue to serve on TransUnion’s board and serve as an advisor to the company. Peck, 49, comes to TransUnion from Reed Elsevier where he has led the LexisNexis Risk division since 2004, most recently serving as the CEO since October of 2008.

Refinancing of Senior Secured Credit Facilities

On February 4, 2013, the Company signed amendment No. 4 to its senior secured credit facility, which will be effective March 1, 2013. The amendment, among other things, lowered the floor on the term loan from 1.50% to 1.25%, lowered the margin on the term loan from 4.00% to 3.00%, extended the term loan maturity date one year to February 2019, delayed the first required excess cash payments until 2014, and relaxed certain covenant requirements.

Earnings Conference Call

In conjunction with this release, TransUnion will host a conference call today, February 25, 2013, at 8:00 a.m. (CT) via a live teleconference to discuss the business trends supporting fourth quarter and full year 2012 results. The discussion will be available via replay on the Investor Relations page at TransUnion.com shortly after the teleconference. This earnings release is also available on that website. The teleconference dial-in information is:

Domestic dial-in: 866-271-0675

International dial-in: 617-213-8892

Teleconference code: 18739415

About TransUnion

As a global leader in information and risk management, TransUnion creates advantages for millions of people around the world by gathering, analyzing and delivering information. For businesses, TransUnion helps improve efficiency, manage risk, reduce costs and increase revenue by delivering high quality data, and integrating advanced analytics and enhanced decision-making capabilities. For consumers, TransUnion provides the tools, resources and education to help manage their credit health and achieve their financial goals. Through these and other efforts, TransUnion is working to build stronger economies worldwide. Founded in 1968 and headquartered in Chicago, TransUnion reaches businesses and consumers in 33 countries around the world.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plans and strategies. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “forecast,” “should,” “could,” “would,” “may,” “will” and other similar expressions.

We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at the time such statements were made. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements. Factors that may materially affect such forward-looking statements include: macroeconomic and industry trends and adverse developments in the debt, consumer credit and financial services markets; our ability to maintain the security and integrity of our data; our ability to deliver services timely without interruption; our ability to maintain our access to data sources; government regulation and changes in the regulatory environment; changes in federal, state, local or foreign tax law; litigation or regulatory proceedings; our ability to effectively develop and maintain strategic alliances and joint ventures; our ability to make acquisitions and integrate the operations of other businesses; our ability to timely develop new services; our ability to manage and expand our operations and keep up with rapidly changing technologies; our ability to manage expansion of our business into international markets; economic and political stability in international markets where we operate; fluctuations in exchange rates; our ability to effectively manage our costs; our ability to provide competitive services and prices; our ability to make timely payments of principal and interest on our indebtedness; our ability to satisfy covenants in the agreements governing our indebtedness; our ability to maintain our liquidity; our ability to protect our intellectual property; our ability to retain or renew existing agreements with long-term customers; our ability to access the capital markets; further consolidation in our end customer markets; reliance on key management personnel; and other factors described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of TransUnion Holding and TransUnion Corp.’s combined Annual Report on Form 10-K for the year ended December 31, 2012. Many of these factors are beyond our control. The forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements, to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES

Consolidated Balance Sheet

(in millions, except per share data)

December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$154.3
Trade accounts receivable, net of allowance of $1.7	163.6
Other current assets	82.7

Total current assets	400.6

Property, plant and equipment, net of accumulated depreciation and amortization of $26.4	121.2
Other marketable securities	11.4
Goodwill	1,804.2
Other intangibles, net	1,911.6
Other assets	129.8

Total assets	$4,378.8

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$78.4
Current portion of long-term debt	10.6
Other current liabilities	129.3

Total current liabilities	218.3

Long-term debt	2,670.3
Other liabilities	679.4

Total liabilities	3,568.0

Redeemable noncontrolling interests	14.7

Stockholders’ equity:
Common stock, $0.01 par value; 200.0 million shares authorized at December 31, 2012, 110.2 million shares issued and 110.1 million shares outstanding as of December 31, 2012	1.1
Additional paid-in capital	1,109.4
Treasury stock at cost; 0.1 million shares at December 31, 2012	(0.7)
Retained earnings (accumulated deficit)	(382.6)
Accumulated other comprehensive income (loss)	(24.4)

Total TransUnion Holding Company, Inc. stockholders’ equity	702.8
Noncontrolling interests	93.3

Total stockholders’ equity	796.1

Total liabilities and stockholders’ equity	$4,378.8

TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES

Consolidated Statement of Income

(in millions)

From the Date of Inception Through December 31, 2012
Revenue	$767.0

Operating expenses
Cost of services (exclusive of depreciation and amortization below)	298.2
Selling, general and administrative	212.6
Depreciation and amortization	115.0

Total operating expenses	625.8

Operating income	141.2

Non-operating income and expense
Interest expense	(125.0)
Interest income	0.8
Other income and (expense), net	(14.3)

Total non-operating income and expense	(138.5)

Income from operations before income taxes	2.7

Provision for income taxes	(6.6)

Net loss	(3.9)
Less: net income attributable to noncontrolling interests	(4.9)

Net loss attributable to TransUnion Holding Company, Inc.	$(8.8)

TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES

Consolidated Statement of Cash Flows

(in millions)

From the Date of Inception Through December 31, 2012
Cash flows from operating activities:
Net income (loss)	$(3.9)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	115.0
Equity in net income of affiliates, net of dividends	1.3
Deferred taxes	(5.1)
Amortization of senior notes purchase accounting fair value adjustment	(10.8)
Deferred financing fees	2.1
Stock-based compensation	2.7
Provision (reduction) for losses on trade accounts receivable	(1.9)
Other	2.6
Changes in assets and liabilities:
Trade accounts receivable	(1.0)
Other current and long-term assets	(78.8)
Trade accounts payable	(0.8)
Other current and long-term liabilities	25.6

Cash provided by operating activities	47.0

Cash flows from investing activities:
Capital expenditures for property and equipment	(48.8)
Investments in trading securities	(0.5)
Acquisition of TransUnion Corp., net of cash acquired	(1,485.9)
Other acquisitions and purchases of noncontrolling interests, net of cash acquired	(14.2)
Acquisition related deposits	3.7
Other	(1.4)

Cash used in investing activities	(1,547.1)

Cash flows from financing activities:
Proceeds from 9.625% notes	600.0
Proceeds from 8.125% notes	398.0
Repayments of debt	(17.2)
Debt financing fees	(41.3)
Proceeds from issuance of common stock	1,097.3
Treasury stock purchases	(0.7)
Dividends	(373.8)
Distributions to noncontrolling interests	(7.2)

Cash provided by financing activities	1,655.1
Effect of exchange rate changes on cash and cash equivalents	(0.7)

Net change in cash and cash equivalents	154.3
Cash and cash equivalents, beginning of period	—

Cash and cash equivalents, end of period	$154.3

TRANSUNION CORP. AND SUBSIDIARIES

Consolidated Balance Sheets

(in millions, except per share data)

	Successor December 31, 2012	Predecessor December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$154.3	$107.8
Trade accounts receivable, net of allowance of $1.7 and $1.2	163.6	139.4
Other current assets	58.7	55.4
Current assets of discontinued operations	—	0.1

Total current assets	376.6	302.7

Property, plant and equipment, net of accumulated depreciation and amortization of $26.4 and $342.3	121.2	109.0
Other marketable securities	11.4	10.3
Goodwill	1,804.2	275.2
Other intangibles, net	1,911.6	230.8
Other assets	95.7	77.8

Total assets	$4,320.7	$1,005.8

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$77.5	$75.1
Current portion of long-term debt	10.6	21.8
Other current liabilities	107.0	100.2
Current liabilities of discontinued operations	—	0.4

Total current liabilities	195.1	197.5

Long-term debt	1,672.3	1,579.4
Other liabilities	667.4	53.3

Total liabilities	2,534.8	1,830.2

Redeemable noncontrolling interests	14.7	—

Stockholders’ equity:
Preferred stock, $0.01 par value; 0 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; one thousand shares authorized, one hundred and 29.8 million shares issued at December 31, 2012 and December 31, 2011, respectively; one hundred and 29.8 million shares outstanding as of December 31, 2012 and December 31, 2011, respectively	—	0.3
Additional paid-in capital	1,687.2	893.9
Treasury stock at cost; 0 shares at December 31, 2012 and less than 0.1 million shares at December 31, 2011	—	(0.2)
Retained earnings (accumulated deficit)	15.1	(1,739.0)
Accumulated other comprehensive income (loss)	(24.4)	(3.6)

Total TransUnion Corp. stockholders’ equity	1,677.9	(848.6)
Noncontrolling interests	93.3	24.2

Total stockholders’ equity	1,771.2	(824.4)

Total liabilities and stockholders’ equity	$4,320.7	$1,005.8

TRANSUNION CORP. AND SUBSIDIARIES

Consolidated Statements of Income

(in millions)

	Successor	Predecessor
	Eight Months Ended December 31, 2012	Four Months Ended April 30, 2012	Twelve Months Ended December 31, 2011	Twelve Months Ended December 31, 2010
Revenue	$767.0	$373.0	$1,024.0	$956.5

Operating expenses
Cost of services (exclusive of depreciation and amortization below)	298.2	172.0	421.5	395.8
Selling, general and administrative	211.7	172.0	264.5	263.0
Depreciation and amortization	115.0	29.2	85.3	81.6

Total operating expenses	624.9	373.2	771.3	740.4

Operating income (loss)	142.1	(0.2)	252.7	216.1

Non-operating income and expense
Interest expense	(72.8)	(40.5)	(126.4)	(90.1)
Interest income	0.8	0.6	0.7	1.0
Other income and (expense), net	2.1	(23.8)	(59.9)	(44.0)

Total non-operating income and expense	(69.9)	(63.7)	(185.6)	(133.1)

Income (loss) from continuing operations before income taxes	72.2	(63.9)	67.1	83.0

(Provision) benefit for income taxes	(24.3)	11.5	(17.8)	(46.3)

Income (loss) from continuing operations	47.9	(52.4)	49.3	36.7

Discontinued operations, net of tax	—	—	(0.5)	8.2

Net income (loss)	47.9	(52.4)	48.8	44.9
Less: net income attributable to noncontrolling interests	(4.9)	(2.5)	(8.0)	(8.3)

Net income (loss) attributable to TransUnion Corp.	$43.0	$(54.9)	$40.8	$36.6

TRANSUNION CORP. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in millions)

	Successor	Predecessor
	Eight Months Ended December 31, 2012	Four Months Ended April 30, 2012	Twelve Months Ended December 31, 2011	Twelve Months Ended December 31, 2010
Cash flows from operating activities:
Net income (loss)	$47.9	$(52.4)	$48.8	$44.9
Less: income (loss) from discontinued operations, net of tax	—	—	(0.5)	8.2

Income (loss) from continuing operations	47.9	(52.4)	49.3	36.7
Adjustments to reconcile income (loss) from continuing operations to net cash provided by operating activities:
Depreciation and amortization	115.0	29.2	85.3	81.6
Loss on early extinguishment of debt	—	—	59.3	11.0
Stock-based compensation	2.3	2.0	4.6	28.7
Deferred financing fees	—	3.9	4.2	17.1
Provision (reduction) for losses on trade accounts receivable	(1.9)	3.1	1.9	1.5
Change in control transaction fees	0.4	20.9	—	27.7
Deferred taxes	11.8	(18.3)	(3.5)	12.7
Amortization of 11.375% notes purchase accounting fair value adjustment	(10.8)	—	—	—
Equity in net income of affiliates, net of dividends	1.3	(3.7)	(3.4)	(3.5)
Loss (gain) on sale or exchange of property	—	0.1	(0.3)	(3.8)
Other	2.6	(0.7)	2.8	(0.5)
Changes in assets and liabilities:
Trade accounts receivable	(1.0)	(24.7)	(11.6)	(12.6)
Other current and long-term assets	2.8	1.5	(3.3)	(2.1)
Trade accounts payable	(1.2)	1.6	14.9	9.0
Other current and long-term liabilities	(77.5)	89.9	4.3	1.1

Cash provided by operating activities of continuing operations	91.7	52.4	204.5	204.6
Cash used in operating activities of discontinued operations	—	—	(1.3)	(4.2)

Cash provided by operating activities	91.7	52.4	203.2	200.4

Cash flows from investing activities:
Capital expenditures for property and equipment	(48.8)	(20.4)	(74.0)	(46.8)
Investments in trading securities	(0.5)	(1.1)	(1.2)	(1.3)
Proceeds from sale of trading securities	—	1.1	9.9	1.3
Proceeds from sale and redemption of investments in available-for-sale securities	—	—	0.2	114.4
Investments in held-to-maturity securities	—	—	(6.3)	—
Proceeds from held-to-maturity securities	—	—	6.3	4.9
Proceeds from sale of assets of discontinued operations	—	—	—	10.6
Acquisitions and purchases of noncontrolling interests, net of cash acquired	(14.2)	(0.1)	(105.2)	(14.0)
Acquisition related deposits	3.7	—	(8.6)	—
Other	(1.4)	0.9	(2.7)	1.3

Cash (used in) provided by investing activities	(61.2)	(19.6)	(181.6)	70.4

Cash flows from financing activities:
Proceeds from senior secured term loan	—	—	950.0	950.0
Extinguishment of senior secured term loan	—	—	(945.2)	—
Prepayment fee on early extinguishment of senior secured term loan	—	—	(9.5)	—

TRANSUNION CORP. AND SUBSIDIARIES

Consolidated Statements of Cash Flows - Continued

(in millions)

	Successor	Predecessor
	Eight Months Ended December 31, 2012	Four Months Ended April 30, 2012	Twelve Months Ended December 31, 2011	Twelve Months Ended December 31, 2010
Proceeds from issuance of 11.375% notes	—	—	—	645.0
Proceeds from RFC loan	—	—	—	16.7
Proceeds from revolving line of credit	—	—	—	15.0
Repayments of debt	(17.2)	(14.6)	(11.7)	(609.5)
Treasury stock purchases	—	(1.3)	(0.2)	(5.4)
Distribution of merger consideration	—	(1.3)	(4.3)	(1,178.6)
Debt financing fees	—	(6.1)	(11.3)	(85.5)
Change in control transaction fees	(0.4)	(20.9)	—	(27.7)
Distributions to noncontrolling interests	(7.2)	(0.4)	(8.5)	(8.6)
Dividends to TransUnion Holding	(27.9)	—	—	—
Stockholder contributions	80.8	—	0.3	—
Other	—	(0.4)	(0.8)	(1.9)

Cash provided by (used in) financing activities	28.1	(45.0)	(41.2)	(290.5)
Effect of exchange rate changes on cash and cash equivalents	(0.7)	0.8	(3.8)	1.8

Net change in cash and cash equivalents	57.9	(11.4)	(23.4)	(17.9)
Cash and cash equivalents, beginning of period, including cash of discontinued operations of $11.6 in 2010	96.4	107.8	131.2	149.1

Cash and cash equivalents, end of period	$154.3	$96.4	$107.8	$131.2

TRANSUNION HOLDING AND TRANSUNION CORP.

Combined Results of Operations

TransUnion Holding’s consolidated 2012 results include the stand-alone results of TransUnion Holding from the date of inception through December 31, 2012, and the consolidated results of TransUnion Corp. and subsidiaries after April 30, 2012, the date of acquisition.

As a result of the 2012 Change in Control Transaction, TransUnion Corp.’s historical financial statements are presented on a Successor and Predecessor basis. Periods prior to May 1, 2012, reflect the financial position, results of operations, and changes in financial position of TransUnion Corp. prior to the 2012 Change in Control Transaction (the “Predecessor”) and periods after April 30, 2012, reflect the financial position, results of operations, and changes in financial position of TransUnion Corp. after the 2012 Change in Control Transaction (the “Successor”).

The 2012 Change in Control Transaction was accounted for using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations. The guidance prescribes that the basis of the assets acquired and liabilities assumed be recorded at fair value to reflect the purchase price. Periods after the 2012 Change in Control Transaction are not comparable to prior periods primarily due to the additional amortization of intangibles in the Successor period resulting from the fair value adjustments of the assets acquired and liabilities assumed and the additional interest on the notes issued in connection with the transaction. In addition, the Predecessor incurred significant stock-based compensation and acquisition costs related to the 2012 Change in Control Transaction.

We operate TransUnion Holding and TransUnion Corp. as one business and to facilitate comparability with the prior years, we present below the combination of TransUnion Holding consolidated results from inception through December 31, 2012 and TransUnion Corp. Predecessor consolidated results for the four months ended April 30, 2012 (combined results for the year 2012), and compared this to the TransUnion Corp. consolidated results for 2011 and 2010. We present the information in this format to assist readers in understanding and assessing the trends and significant changes in our results of operations on a comparable basis. We believe this presentation is appropriate because it provides a more meaningful comparison and more relevant analysis of our results of operations for 2012 compared to 2011 and 2010, than a presentation of separate historical results for TransUnion Holding and TransUnion Corp. Predecessor and Successor periods would provide. The following table sets forth our historical results of operations for the periods indicated below:

	Three Months Ended December 31,
	2012	2011
(in millions)	TransUnion Holding	TransUnion Corp.	$ Change	% Change
Revenue	$284.4	$253.0	$31.4	12.4%

Operating expenses
Cost of services (exclusive of depreciation and amortization below)	112.1	103.0	9.1	8.8%
Selling, general and administrative	86.0	65.0	21.0	32.3%
Depreciation and amortization	42.9	20.7	22.2	107.2%

Total operating expenses	241.0	188.7	52.3	27.7%

Operating income (loss)	43.4	64.3	(20.9)	(32.5)%

Non-operating income and expense
Interest expense	(47.7)	(31.5)	(16.2)	(51.4)%
Interest income	0.2	0.2	—	—
Other income and (expense), net	1.0	(2.2)	3.2	145.5%

Total non-operating income and expense	(46.5)	(33.5)	(13.0)	(38.8)%

Income (loss) from continuing operations before income taxes	(3.1)	30.8	(33.9)	(110.1)%
(Provision) benefit for income taxes	(3.6)	(12.8)	9.2	71.9%

Income (loss) from continuing operations	(6.7)	18.0	(24.7)	(137.2)%
Discontinued operations, net of tax	—	—	—	—

Net income (loss)	(6.7)	18.0	(24.7)	(137.2)%
Less: net income attributable to noncontrolling interests	(1.5)	(1.7)	0.2	11.8%

Net income (loss) attributable to the Company	$(8.2)	$16.3	$(24.5)	(150.3)%

nm: not meaningful

	Twelve Months Ended December 31,
	2012			2011
(in millions)	TransUnion Holding Date of Inception Through December 31, 2012	TransUnion Corp. Predecessor Four Months Ended April 30, 2012	Combined Twelve Months Ended December 31, 2012	TransUnion Corp. Predecessor Twelve Months Ended December 31, 2011	$ Change	% Change
Revenue	$767.0	$373.0	$1,140.0	1,024.0	$116.0	11.3%

Operating expenses
Cost of services (exclusive of depreciation and amortization below)	298.2	172.0	470.2	421.5	48.7	11.6%
Selling, general and administrative	212.6	172.0	384.6	264.5	120.1	45.4%
Depreciation and amortization	115.0	29.2	144.2	85.3	58.9	69.1%

Total operating expenses	625.8	373.2	999.0	771.3	227.7	29.5%

Operating income (loss)	141.2	(0.2)	141.0	252.7	(111.7)	(44.2)%

Non-operating income and expense
Interest expense	(125.0)	(40.5)	(165.5)	(126.4)	(39.1)	(30.9)%
Interest income	0.8	0.6	1.4	0.7	0.7	100.0%
Other income and (expense), net	(14.3)	(23.8)	(38.1)	(59.9)	21.8	36.4%

Total non-operating income and expense	(138.5)	(63.7)	(202.2)	(185.6)	(16.6)	(8.9)%

Income (loss) from continuing operations before income taxes	2.7	(63.9)	(61.2)	67.1	(128.3)	nm
(Provision) benefit for income taxes	(6.6)	11.5	4.9	(17.8)	22.7	nm

Income (loss) from continuing operations	(3.9)	(52.4)	(56.3)	49.3	(105.6)	nm
Discontinued operations, net of tax	—	—	—	(0.5)	0.5	nm

Net income (loss)	(3.9)	(52.4)	(56.3)	48.8	(105.1)	nm
Less: net income attributable to noncontrolling interests	(4.9)	(2.5)	(7.4)	(8.0)	0.6	7.5%

Net income (loss) attributable to the Company	$(8.8)	$(54.9)	$(63.7)	$40.8	$(104.5)	nm

TRANSUNION HOLDING AND TRANSUNION CORP. COMBINED

Segment Information

Unaudited

	Three Months Ended December 31,				Twelve Months Ended December 31,
(dollars in millions)	2012	2011	$ Change	% Change	2012	2011	$ Change	% Change
Revenue
U.S. Information Services:
Online Data Services	$120.3	$110.0	$10.3	9.4%	$495.6	$451.2	$44.4	9.8%
Credit Marketing Services	32.8	31.7	1.1	3.5%	132.3	127.1	5.2	4.1%
Decision Services	25.1	21.8	3.3	15.1%	97.6	81.8	15.8	19.3%

Total U.S. Information Services	178.2	163.5	14.7	9.0%	725.5	660.1	65.4	9.9%

International:
Developed markets	23.0	21.8	1.2	5.5%	91.4	88.9	2.5	2.8%
Emerging markets	37.4	30.5	6.9	22.6%	143.0	127.2	15.8	12.4%

Total International	60.4	52.3	8.1	15.5%	234.4	216.1	18.3	8.5%

Interactive	45.8	37.2	8.6	23.1%	180.1	147.8	32.3	21.9%

Total revenue	$284.4	$253.0	$31.4	12.4%	$1,140.0	$1,024.0	$116.0	11.3%

Operating Income(1)
U.S. Information Services	$41.2	$47.0	$(5.8)	(12.3)%	$155.1	$185.8	$(30.7)	(16.5)%
International	5.9	16.6	(10.7)	(64.5)%	24.4	66.7	(42.3)	(63.4)%
Interactive	17.2	16.8	0.4	2.4%	61.7	56.5	5.2	9.2%
Corporate	(20.9)	(16.1)	(4.8)	(29.8)%	(100.2)	(56.3)	(43.9)	(78.0)%

Total operating income	$43.4	$64.3	$(20.9)	(32.5)%	$141.0	$252.7	$(111.7)	(44.2)%

Operating Margin
U.S. Information Services	23.1%	28.7%		(5.6)%	21.4%	28.1%		nm
International	9.8%	31.7%		(21.9)%	10.4%	30.9%		nm
Interactive	37.6%	45.2%		(7.6)%	34.3%	38.2%		nm
Total operating margin	15.3%	25.4%		(10.1)%	12.4%	24.7%		nm

Adjusted Operating Income(2)
U.S. Information Services	$41.2	$47.0	$(5.8)	(12.3)%	$196.1	$192.1	$4.0	2.1%
International	5.9	16.6	(10.7)	(64.5)%	38.8	66.7	(27.9)	(41.8)%
Interactive	17.2	16.8	0.4	2.4%	64.0	56.5	7.5	13.3%
Corporate	(20.9)	(16.1)	(4.8)	(29.8)%	(67.2)	(56.3)	(10.9)	(19.4)%

Total Adjusted Operating Income	$43.4	$64.3	$(20.9)	(32.5)%	$231.7	$259.0	$(27.3)	(10.5)%

Adjusted Operating Margin
U.S. Information Services	23.1%	28.7%		(5.6)%	27.0%	29.1%		(2.1)%
International	9.8%	31.7%		(21.9)%	16.6%	30.9%		(14.3)%
Interactive	37.6%	45.2%		(7.6)%	35.5%	38.2%		(2.7)%
Total adjusted operating margin	15.3%	25.4%		(10.1)%	20.3%	25.3%		(5.0)%

nm:	not meaningful

(1)

For 2012, operating income included $90.7 million of accelerated stock-based compensation and related expense recorded primarily byTransUnion Corp. Predecessor as a result of the 2012 Change in Control Transaction that were recorded in each segment and in Corporate as follows: USIS $41.0 million; International $14.4 million; Interactive $2.3 million; and Corporate $33.0 million. For 2012, operating income also included additional depreciation and amortization as a result of the purchase accounting fair value adjustments to the tangible and intangible assets recorded in connection with the 2012 Change in Control Transaction. The $58.9 million increase in depreciation and amortization, which is primarily related to the purchase accounting fair value adjustment, was recorded in each segment and in Corporate as follows: USIS $34.3 million; International $21.8 million; Interactive $2.2 million; and Corporate $0.6 million. For 2011, operating income included a $3.6 million fee for the early termination of an outsourcing vendor contract and a $2.7 million software impairment and related restructuring charge due to a regulatory change requiring a software platform replacement. Both of these expenses were recorded in our USIS segment.

(2)

See footnote 2 to the “Key Performance Measure” table for a discussion about Adjusted Operating Income, why we use it, its limitations, and the reconciliation to its most directly comparable GAAP measure, operating income.

TRANSUNION HOLDING AND TRANSUNION CORP. COMBINED

Key Financial Performance Measures and Reconciliation of Non GAAP Measures

Unaudited

	Three Months Ended December,				Twelve Months Ended September 30,
(dollars in millions)	2012 TransUnion Holding	2011 TransUnion Corp.	$ Change	% Change	2012 Combined	2011 TransUnion Corp.	$ Change	% Change
Revenue	$284.4	$253.0	$31.4	12.4%	$1,140.0	$1,024.0	$116.0	11.3%

Reconciliation of operating income to Adjusted Operating Income:
Operating income	$43.4	$64.3	$(20.9)	(32.5)%	$141.0	$252.7	$(111.7)	(44.2)%
Adjustments(1)	—	—	—	—	90.7	6.3	84.4	nm

Adjusted operating income(2)	$43.4	$64.3	$(20.9)	(32.5)%	$231.7	$259.0	$(27.3)	(10.5)%

Reconciliation of net income (loss) attributable to the Company to Adjusted EBITDA:
Net income (loss) attributable to the Company	$(8.2)	$16.3	$(24.5)	(150.3)%	$(63.7)	$40.8	$(104.5)	nm
Discontinued operations	—	—	—	—	—	0.5	(0.5)	(100.0)%

Net income (loss) from continuing operations attributable to the Company	$(8.2)	$16.3	$(24.5)	(150.3)%	$(63.7)	$41.3	$(105.0)	nm
Net interest expense	47.5	31.3	16.2	51.8%	164.1	125.7	38.4	30.5%
Income tax (benefit) provision	3.6	12.8	(9.2)	(71.9)%	(4.9)	17.8	(22.7)	nm
Depreciation and amortization(3)	42.9	20.7	22.2	107.2%	144.2	85.3	58.9	69.1%
Stock-based compensation	1.5	1.1	0.4	36.4%	4.3	4.6	(0.3)	(6.5)%
Other (income) and expense(4)	1.8	4.4	(2.6)	(59.1)%	50.8	71.8	(21.0)	(29.2)%
Adjustments(1)	—	—	—	—	90.7	6.3	84.4	nm

Adjusted EBITDA(2)	$89.1	$86.6	$2.5	2.9%	$385.5	$352.8	$32.7	9.3%

Other metrics:
Cash provided by operating activities of continuing operations of TransUnion Corp.	$14.6	$66.9	$(52.3)	78.2%	$144.1	$204.5	$(60.4)	(29.5)%
Capital expenditures(5)	$22.6	$17.6	$5.0	28.4%	$69.2	$74.0	$(4.8)	(6.5)%

nm:	not meaningful

(1)

For the twelve months ended December 31, 2012, adjustments included $90.7 million of accelerated stock-based compensation and related expense resulting from the 2012 Change in Control Transaction that were recorded in each segment and Corporate as follows: USIS $41.0 million; International $14.4 million; Interactive $2.3 million; and Corporate $33.0 million. For the twelve months ended December 31, 2011, adjustments included a $3.6 million outsourcing vendor contract early termination fee and a $2.7 million software impairment and related restructuring charge due to a regulatory change requiring a software platform replacement. Both of these expenses were recorded in our USIS segment.

(2)

Adjusted Operating Income and Adjusted EBITDA are non-GAAP measures. We present Adjusted Operating Income and Adjusted EBITDA as supplemental measures of our operating performance because they eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. In addition to its use as a measure of our operating performance, our board of directors and executive management team focus on Adjusted EBITDA as a compensation measure. The annual variable compensation for members of senior management is based in part on Adjusted EBITDA. Adjusted Operating Income does not reflect certain stock-based compensation and certain other income and expense. Adjusted EBITDA does not reflect interest, income tax, depreciation, amortization, stock-based compensation or certain other income and expense. Other companies in our industry may calculate Adjusted Operating Income and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures. Because of these limitations, Adjusted Operating Income and Adjusted EBITDA should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. Adjusted Operating Income and Adjusted EBITDA are not measures of financial condition or profitability under GAAP and should not be considered alternatives to cash flow from operating activities, as measures of liquidity or as alternatives to operating income or net income as indicators of operating performance. We believe that the most directly comparable GAAP measure to Adjusted Operating Income is operating income and the most directly comparable GAAP measure to Adjusted EBITDA is net income attributable to the Company. The reconciliations of Adjusted Operating Income and Adjusted EBITDA to their nearest GAAP measures are included in the table above.

(3)

For the twelve months ended December 31, 2012, operating income included additional depreciation and amortization as a result of the purchase accounting fair value adjustments to the tangible and intangible assets recorded in connection with the 2012 Change in Control Transaction.

(4)

Other income and expense above includes all amounts included on our consolidated statement of income in other income and expense, net, except for earnings from equity method investments and dividends received from cost method investments. For the twelve months ended December 31, 2012, other income and expense included $42.2 million of acquisition-related expenses, primarily related to the 2012 Change in Control Transaction and the abandoned initial public offering process, and $8.6 million of other income and expense. Of the $42.2 million of acquisition-related expenses, $15.2 million was incurred by TransUnion Holding and $27.0 million was incurred by TransUnion Corp. For the twelve months ended December 31, 2011, other income and expense included a $59.3 million loss on the early extinguishment of debt consisting of a write-off of $49.8 million of previously unamortized deferred financing fees and a prepayment premium of $9.5 million as a result of refinancing our senior secured credit facility in February 2011, and $12.5 million of other income and expense.

(5)

Capital expenditures for the 2012 combined period consisted of $20.4 million for TransUnion Corp. Predecessor for the four months ended April 30, 2012, and $48.8 million for TransUnion Corp. Successor for the eight months ended December 31, 2012.